Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE
PRESENTS, that the
undersigned hereby severally
constitutes and appoints John
Kingston, III, Darrell W.
Crate and Nathaniel Dalton,
and each of them singly, with
full power of substitution
and resubstitution, as the
undersigned's true and lawful
attorney-in-fact with full
power and authority to them,
and each of them singly, to
prepare, sign and file for
the undersigned, in the
undersigned's name and
capacity indicated below, any
and all filings and documents
(including without limitation
any exhibits and amendments
thereto) of the undersigned
or Affiliated Managers Group,
Inc. pursuant to the
Securities Exchange Act of
1934, as amended (the "Act"),
including without limitation
filings pursuant to
Section 16 of the Act and the
rules and regulations
promulgated thereunder, and
generally to do all such
things in the undersigned's
name and capacity indicated
below to enable the
undersigned and Affiliated
Managers Group, Inc. to
comply with the provisions of
the Act and all requirements
of the Securities and
Exchange Commission, hereby
ratifying and confirming the
undersigned's signatures as
they may be signed by said
attorneys, or any of them, or
any substitute or substitutes
of any of them, on said
filings, documents, exhibits
and any and all amendments
thereto, and hereby ratifying
and confirming all that said
attorneys, or any of them, or
any substitute or substitutes
of any of them, may lawfully
do or cause to be done by
virtue hereof.
	Witness my hand, this
29th day of August, 2002.


By: /s/Harold J. Meyerman
Name:  Harold J. Meyerman
Title: Director